Exhibit 99.1

FOR IMMEDIATE RELEASE

STAMFORD INDUSTRIAL GROUP’S BOARD OF DIRECTORS
ELECTS ONE-TO-FIVE REVERSE STOCK SPLIT

Stamford, CT, January 29, 2009 — Stamford Industrial Group, Inc. (OTC: STMF.PK. “SIG” or the “Company”), today announced that the Company’s Board of Directors elected to implement a reverse stock split of SIG’s outstanding shares of common stock at an exchange ratio of one-to-five.  As a result of the reverse stock split, the number of shares of the Company’s common stock issued and outstanding will be reduced to approximately 8.4 million shares of common stock once the stock split becomes effective.

The reverse stock split was previously approved by the Company’s stockholders at its annual meeting of stockholders held on June 2, 2008, at which the Board of Directors was authorized, at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of common stock, at an exchange ratio ranging from one-to-two to one-to-five, at any time before the first anniversary of the annual meeting.

SIG’s Chief Executive Officer Al Weggeman commented, “We believe the one-to-five reverse stock split will result in an appropriate adjustment to the capital structure of the Company so that it is more suitable for the Company's size and value as well as raise the per share trading price of our common stock in anticipation of our effort to obtain a listing on a national exchange.”

The reverse stock split is expected to become effective within the next thirty days.   As soon as practicable after the effective date, the Company’s stockholders will be notified that the reverse split has been implemented. SIG’s transfer agent, American Stock Transfer and Trust Company (“AST”), will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders should not destroy any stock certificate and should not submit any certificates to AST until requested to do so.

For additional information regarding the reverse stock split, stockholders should review the Company’s Definitive Proxy Statement previously filed with the Securities and Exchange Commission on April 25, 2008.  There can be no assurance that the reverse split will have the effect of increasing the Company’s per share stock price or that the Company will be able to achieve the listing of its common stock on a national exchange.

About Stamford Industrial Group, Inc.

Stamford Industrial Group, Inc. is working to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify existing business lines. Concord Steel, Inc., a wholly-owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may use words such as "anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our inability to secure necessary financing, our ability to implement our acquisition growth strategy and integrate and successfully manage any businesses that we acquire, our ability to continue to grow revenues in our operating divisions, our ability to use our net operating loss carry forward, changes in the Company’s relationship with customers, changes in the demand for counterweights or the growth of the construction industry, changes in our relationship with our unionized employees, the current economic downturn and its effect on the credit and capital markets as well as the industries and customers that use our products, decline in the business of our customers, reductions to our deferred tax assets or recognition of such assets, the price of steel, and other factors described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the Company’s latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.stamfordig.com or the Securities and Exchange Commission’s web site at www.sec.gov.

For more information, contact:
Albert W. Weggeman, CEO
(203) 428-2200
AWeggeman@Stamfordig.com

Jonathan LaBarre, CFO
(203) 428-2200
JLaBarre@Stamfordig.com